UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2018
Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02 Results of Operations and Financial Condition.
On May 31, 2018, Kirkland's Inc. (the "Company") issued a press release reporting its results of operations for the first fiscal quarter ended May 5, 2018 (the "Press Release"). The Company is reaffirming its fiscal 2018 outlook provided on March 16, 2018 for diluted earnings per share on a GAAP basis in the range of $0.50 to $0.60, inclusive of Chief Executive Officer transition charges.
The Company continues to expect earnings improvement in each quarter relative to fiscal 2017, with the exception of the second quarter of fiscal 2017, which included favorable one-time adjustments of $0.10 related primarily to favorable shrink results and an adjustment to capitalize one month of extra lease charges. Excluding those adjustments, the Company expects the second quarter of fiscal 2018 to be roughly in line with results from the prior year period.
A copy of the Press Release is attached hereto as exhibit 99.1, and is being furnished, not filed, under item 2.02 of this Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 31, 2018 announcing the Company's first fiscal quarter financial results and other information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

May 31, 2018	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel